Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221458) pertaining to the 2017 Equity Compensation Plan of Tremont Mortgage Trust of our report dated February 19, 2020, with respect to the consolidated financial statements and schedule of Tremont Mortgage Trust included in this Annual Report (Form 10-K) of Tremont Mortgage Trust for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 22, 2021